Exhibit (h)(10)

Execution Copy

AMENDMENT NO. 5 TO THE

SECURITIES LENDING AUTHORIZATION AGREEMENT

This Amendment No. 5 (“Amendment”) to the Securities Lending Authorization Agreement (“Agreement”) dated as of September 17, 2008, between WisdomTree Trust (the “Trust”), on behalf of each series (“Fund”) of the Trust, and The Bank of New York Mellon (“BNYM”) is made as of June 17, 2011 (the “Effective Date”).

WHEREAS, the parties wish to amend Schedule 1 to the Agreement to add an additional Fund to the Agreement and reflect the name change of certain other Funds;

NOW THEREFORE, the parties agree to amend the Securities Lending Authorization Agreement as set forth herein as of the Effective Date as follows:

1.	Schedule 1 to the Agreement is replaced with Schedule 1 attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the Effective Date of this Amendment.

WISDOMTREE TRUST

By:	/s/ Jonathan Steinberg
Name: Jonathan Steinberg
Title: President

THE BANK OF NEW YORK MELLON

By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director

SCHEDULE 1

To

SECURITIES LENDING AUTHORIZATION AGREEMENT

as modified by

AMENDMENT NO. 5

LIST OF FUNDS

WisdomTree Total Dividend Fund

WisdomTree Equity Income Fund (formerly the WisdomTree High-Yielding Equity Fund)

WisdomTree LargeCap Dividend Fund

WisdomTree Dividend ex-Financials (formerly the WisdomTree Dividend Top 100 Fund)

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree Earnings 500 Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree LargeCap Value Fund (formerly the WisdomTree Low P/E Fund)

WisdomTree LargeCap Growth Fund

WisdomTree DEFA Fund

WisdomTree DEFA Equity Income Fund (formerly the WisdomTree DEFA High-Yielding Equity Fund)

WisdomTree International Hedged Equity Fund

WisdomTree Global Equity Income Fund (formerly the WisdomTree Europe Equity Income Fund)

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-US Growth Fund (formerly, WisdomTree World ex-U.S. Growth Fund)

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Asia-Pacific ex-Japan Fund (formerly, WisdomTree Pacific ex-Japan Total Dividend Fund)

WisdomTree Australia Dividend Fund (formerly, WisdomTree Pacific ex-Japan Equity Income Fund)

WisdomTree International LargeCap Dividend Fund

WisdomTree International Dividend ex-Financials Fund (formerly the WisdomTree International Dividend Top 100 Fund)

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets Equity Income Fund (formerly the WisdomTree Emerging Markets High-Yielding Equity Fund)

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Middle East Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Commodity Country Equity Fund (formerly, WisdomTree International Basic Materials Sector Fund)

WisdomTree Global Natural Resources Fund (formerly, WisdomTree International Energy Sector Fund)

WisdomTree Global ex-US Utility Fund (formerly, WisdomTree International Utilities Sector Fund)

WisdomTree Global ex-US Real Estate Fund (formerly, WisdomTree International Real Estate Fund)

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Asia Local Debt Fund